FOR IMMEDIATE RELEASE
Contact: Lauren DePaso
(502) 636-4506
Lauren.DePaso@kyderby.com
Churchill Downs Incorporated Announces Privately Negotiated
Share Repurchase
LOUISVILLE, Ky. (June 9, 2017) - Churchill Downs Incorporated (CDI) (NASDAQ: CHDN) announced that it has repurchased 1,000,000 shares of its common stock for $158.78 per share from an affiliate of The Duchossois Group, Inc. (TDG) in a privately negotiated transaction. The aggregate purchase price was $158.8 million.
CDI’s Board of Directors authorized the transaction under its existing $250 million share repurchase plan that was announced on April 25, 2017. CDI repurchased the shares using available cash and borrowings under its senior secured credit facility.
“The Duchossois family continues to be very committed to Churchill Downs and will still own over one million shares following the completion of this transaction,” stated Craig Duchossois, Chairman and Chief Executive Officer of TDG. “This transaction is part of our family’s plan to diversify our holdings.”
“We appreciate the opportunity to facilitate this transaction with the Duchossois family given they have been a long-time, passionate shareholder in Churchill Downs,” stated Bill Carstanjen, CDI’s Chief Executive Officer. “This transaction is accretive to our earnings per share and our free cash flow per share, and our strong balance sheet provides the flexibility for us to complete this transaction under our existing share repurchase plan.”
ABOUT CHURCHILL DOWNS INCORPORATED
Churchill Downs Incorporated (CDI) (NASDAQ: CHDN), headquartered in Louisville, Ky., is an industry-leading racing, gaming and online entertainment company anchored by our iconic flagship event - The Kentucky Derby. We are a leader in brick-and-mortar casino gaming with approximately 10,070 gaming positions in eight states, and we are the largest legal online account wagering platform for horseracing in the U.S., through our ownership of TwinSpires.com. We are also one of the world’s largest producers and distributors of mobile games through Big Fish Games, Inc. Additional information about CDI can be found online at www.churchilldownsincorporated.com.
Information set forth in this news release contains various "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. The Private Securities Litigation Reform Act of 1995 (the Act) provides certain “safe harbor provisions” for forward-looking statements. All forward-looking statements made in this press release are made pursuant to the Act.
The reader is cautioned that such forward-looking statements are based on information available at the time and/or management’s good faith belief with respect to future events, and are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in the statements.  Forward-looking statements speak only as of the date the statement was made.  We assume no obligation to update forward-looking information to reflect actual results, changes in assumptions or changes in other factors affecting forward-looking information.  Forward-looking statements are typically identified by the use of terms such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “predict,” “project,” “seek,” “should,” “will,” and similar words, although some forward-looking statements are expressed differently.
Although we believe that the expectations reflected in such forward-looking statements are reasonable, we can give no assurance that such expectations will prove to be correct.  Important factors that could cause actual results to differ materially from expectations include the following: the effect of global economic conditions, a decrease in consumers’ discretionary income; additional or increased taxes and fees; public perceptions of integrity or other lack of confidence in our business; loss of key or highly skilled personnel; restrictions in our debt facilities limiting our flexibility to operate our business; general risks related to real estate ownership, including fluctuations in market values and environmental regulations; catastrophic events and system failures disrupting our operations, including the impact of natural and other disasters on our operations and our ability to obtain insurance recoveries in respect of such losses; inability to identify and complete acquisition, expansion or divestiture projects on time, on budget or as planned; difficulty in integrating recent or future acquisitions into our operations; legalization of online real money gaming in the United States, and our ability to capitalize on and predict such legalization; inability to respond to rapid technological changes in a timely manner; adverse infringement of the intellectual property of others; inability to protect our own intellectual property rights; security breaches and other security risks related to our technology, personal information, source code and other proprietary information, including failure to comply with regulations and other legal obligations relating to receiving, processing, storing and using personal information; payment-related risks, such as chargebacks for fraudulent credit card use; compliance with Foreign Corrupt Practices Act or applicable money-laundering regulations; work stoppages and labor issues; difficulty in attracting sufficient number of horses and trainers for full field horseraces; inability to negotiate agreements with industry constituents, including horsemen and other racetracks; personal injury litigation related to injuries occurring at our racetracks; the inability of our totalisator company, United Tote, to maintain its processes accurately, keep its technology current or maintain its significant customers; weather conditions affecting our ability to conduct live racing; increased competition in the horseracing business; changes in the regulatory environment of our racing operations; declining popularity in horseracing; seasonal fluctuations in our horseracing business due to geographic concentration of our operations; increased competition in our casino business; changes in regulatory environment of our casino business; development and expansion of casinos is costly and susceptible to delays, cost overruns and other uncertainties; concentration and evolution of slot machine manufacturing and other technology conditions that could impose additional costs; impact of further legislation prohibiting tobacco smoking; geographic concentration of our casino business; changes in regulatory environment for our advanced deposit wagering business; increase in competition in the advanced deposit wagering business; inability to retain current customers or attract new customers to our advanced deposit wagering business; uncertainty and changes in the legal landscape relating to our advanced deposit wagering business; failing to comply with laws requiring us to block access to certain individuals could result in penalties or impairment in our ability to offer advanced deposit wagering; operating in an evolving and highly competitive market related to our Big Fish Games; inability to maintain relationships with third party mobile platforms related to our Big Fish Games; failure to develop and publish mobile games that achieve market acceptance; inability to secure new or ongoing content from third party development partners on favorable terms; programming errors or flaws or other technical difficulties, diminishing our customers’ experience; “cheating” programs, scam offers, black-markets and other actions by third parties that seek to exploit our games and players may affect our reputation and harm our operating results; slower than expected growth in use of smartphone and tablet devices to facilitate game platforms; and financial volatility quarter-to-quarter relating to our Big Fish Games.
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